                                                           Exhibit 4.5

NEITHER THIS WARRANT NOR THE SECURITIES ISSUABLE UPON EXERCISE HEREOF NOR ANY INTEREST OR PARTICIPATION HEREIN OR THEREIN MAY BE SOLD, ASSIGNED, PLEDGED, HYPOTHECATED, ENCUMBERED OR IN ANY OTHER MANNER TRANSFERRED OR DISPOSED OF EXCEPT IN COMPLIANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND THE TERMS AND CONDITIONS HEREOF. THE HOLDER OF THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF ARE SUBJECT TO THE RESTRICTIONS HEREIN SET FORTH.

VOID AFTER 5:00 P.M., PHILADELPHIA, PENNSYLVANIA TIME, SEPTEMBER 18, 2002.


                          *********************************

                                       WARRANT

                                          to

                                PURCHASE COMMON STOCK

                                          of

                              NATIONAL MEDIA CORPORATION

                          *********************************


     This certifies that, for good and valuable consideration, National Media Corporation, a Delaware corporation (the "Company"), grants to CoreStates Bank, N.A. or permitted registered assigns (the "Warrantholder" or "Warrantholders"), the right to subscribe for and purchase from the Company, at $5.1875 per share (the "Exercise Price"), from and after the date hereof, and to and including 5:00 P.M. Philadelphia, Pennsylvania time on September 18, 2002 (the "Expiration Date"), 125,000 shares, as such number of shares may be adjusted from time to time (the "Warrant Shares"), of the Company's Common Stock, par value $0.01 per share (the "Common Stock"), subject to the provisions and upon the terms and conditions herein set forth The Exercise Price and the number of Warrant Shares are subject to adjustment from time to time as provided in Section 6.

SECTION 1.     Exercise of Warrant; Limitation on Exercise: Payment of Taxes

     1.1  Exercise of Warrant.

          (a) The Warrantholder may exercise this Warrant, at any time and from time to time after the date hereof, in whole or in part, by presentation and surrender of this Warrant to the Company at its principal executive offices with the Subscription Form annexed hereto duly executed and accompanied by cash payment of the full Exercise Price for each Warrant Share to be purchased against the Exercise Price as set forth in Section 1.3 hereof.

          (b) Upon receipt of this Warrant, with the Subscription Form duly executed and accompanied by payment of the aggregate Exercise Price for the Warrant Shares for which this Warrant is then being exercised, the Company shall cause to be issued certificates for the total number of whole shares of Common Stock for which this Warrant is being exercised (adjusted to reflect the effect of the antidilution provisions contained in Section 6 hereof, if any, and as provided in Sections 5 and 7.8 hereof) in such denominations as are requested for delivery to the Warrantholder, and the Company shall thereupon cause its transfer agent to deliver such certificates to the Warrantholder. The stock certificates so delivered shall be in such denominations as may be specified by the Warrantholder and shall be issued in the name of the Warrantholder or, if permitted by Section 5 and in accordance with the provisions thereof, such other name as shall be designated in the Subscription Form. The Warrantholder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such shares of Common Stock shall not then be actually delivered to the Warrantholder. If at the time this Warrant is exercised, a registration statement is not in effect to register under the Securities Act of 1933, the resale of the Warrant Shares issuable upon exercise of this Warrant, the Company may require the Warrantholder to make such customary representations, and may place such customary legends on certificates representing the Warrant Shares, as may be reasonably required in the opinion of counsel to the Company to permit the Warrant Shares to be issued without such registration.

          (c) If this Warrant shall have been exercised only in part, the Company shall, at the time of delivery of the certificates for the Warrant Shares, deliver to the Warrantholder a replacement Warrant evidencing the rights to purchase the remaining Warrant Shares, which replacement Warrant shall in all other respects be identical with this Warrant. No adjustments or payments shall be made on or in respect of Warrant Shares issuable on the exercise of this Warrant for any regular cash dividends paid or payable to holders of record of Common Stock prior to the date as of which the Warrantholder shall be deemed to be the record holder of such Warrant Shares.

     1.2 Limitation on Exercise. If this Warrant is not exercised prior to 5:00 P.M. on the Expiration Date (or the next succeeding Business Day, if the Expiration Date is a Saturday, Sunday or a day on which the New York Stock Exchange is authorized to close or on which the Company is otherwise closed for business (a "Nonbusiness Day"), this Warrant, or any new Warrant issued pursuant to Section 1.1, shall cease to be exercisable and shall become void and all rights of the Warrantholder hereunder shall cease.

     1.3 Payment of Exercise Price. Payment of the Exercise Price shall be made to the Company in cash; by certified or official bank check payable in United States dollars to the order of the Company; or by any combination of the foregoing.

     1.4 Payment of Taxes. The Company shall be required to pay any and all taxes which may be payable in respect to the issuance and delivery of any certificates for Warrant Shares, provided that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than the initial holder of this Warrant.

SECTION 2.     Reservation and Listing of Shares.  Etc.; Registration

     All Warrant Shares which are issued upon the exercise of the rights represented by this Warrant shall, upon issuance and payment of the Exercise Price, be validly issued, fully paid and nonassessable and free from all taxes, liens, security interests, charges and other encumbrances with respect to the issue thereof other than taxes in respect of such issuance. During the period within which this Warrant may be exercised, the Company shall at all times have authorized and reserved, and keep available free from preemptive rights, a sufficient number of shares of Common Stock to provide for the exercise of this Warrant, and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the exercise of this Warrant (and all other Warrants and securities of the Company convertible into or exercisable or exchangeable for Common Stock), in addition to such other remedies as shall be available to a Warrantholder, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes. In addition, the Company shall at its expense procure the listing of the Warrant Shares (or any other issues of capital stock issuable upon the exercise of this Warrant if such other class of capital stock is then so listed) which shall be issued upon exercise of this Warrant (subject to official notice of issuance) as then may be required on all stock exchanges or interdealer quotation systems on which the Common Stock is then listed and shall maintain such listing if and so long as any shares of the same class shall be listed on such stock exchanges or interdealer quotation systems. The Company shall, from time to time, take all such action as may be required to assure that the par value per share of the Warrant Shares is at all times equal to or less than the then effective Exercise Price.

     The resale by Warrantholder of the Warrant Shares shall be registered under the Securities Act of 1933 and applicable state securities laws, as soon a practicable, and shall be maintained by the Company in effect until the Warrant has been exercised or has expired.

SECTION 3.     Exchange, Loss or Destruction of Warrant

     If permitted by Section 5 and in accordance with the provisions thereof, upon surrender of this Warrant to the Company with a duly executed instrument of assignment and funds sufficient to pay any transfer tax, the Company shall, without charge, execute and deliver a new Warrant of like tenor in the name of the assignee named in such instrument of assignment and this Warrant shall promptly be cancelled. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and, in the case of loss, theft or destruction, of such bond or indemnification as the Company may reasonably require, and, in the case of such mutilation, upon surrender and cancellation of this Warrant, the Company will execute and deliver a new Warrant of like tenor. The term "Warrant" as used herein includes any Warrants issued in substitution or exchange of this Warrant.

SECTION 4.     Ownership of Warrant; Certain Rights of Warrantholders

     (a) The Company may deem and treat the person in whose name this Warrant is registered as the holder and owner hereof (notwithstanding any notations of ownership or writing hereon made by anyone other than the Company or its agent) for all purposes and shall not be affected by any notice to the contrary, until presentation of this Warrant for registration of transfer as provided in subsection 1. 1, Section 3 or Section 5.

     (b) Nothing contained in this Warrant shall be construed as conferring upon the Warrantholder or its transferees the right to vote or to receive dividends or to consent or to receive notice as a stockholder in respect of any meeting of stockholders for the election of directors of the Company or of any other matter, or any rights whatsoever as stockholders of the Company. No provision of this Warrant, in the absence of affirmative action by the holder hereof to purchase Warrant Shares, and no mere enumeration herein of the rights or privileges of the holder hereof, shall give rise to any liability of such holder for the Exercise Price or as a shareholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

SECTION 5.     Split-Up,  Combination. Exchange and Transfer of Warrants

     (a) Subject to the provisions of Section 5(b), this Warrant may be split up, combined or exchanged for another Warrant or Warrants containing the same terms to purchase a like aggregate number of Warrant Shares. If the Warrantholder desires to split up, combine or exchange this Warrant, he, she or it shall make such request in writing delivered to the Company and shall surrender to the Company this Warrant and any other Warrants to be so split up, combined or exchanged. Upon any such surrender for a split up, combination or exchange, the Company shall execute and deliver to the person entitled thereto a Warrant or Warrants, as the case may be, as so requested. The Company shall not be required to effect any split up, combination or exchange which will result in the issuance of a warrant entitling the Warrantholder to purchase upon exercise a fraction of a share of Common Stock or a fractional Warrant. The Company may require such

Warrantholder to pay a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any split up, combination or exchange of Warrants.

     (b) Neither this Warrant nor the Warrant Shares may be transferred except in accordance with and subject to the provisions of the Securities Act and the rules and regulations promulgated thereunder. The Company may require the Warrantholder to make such customary representations, and may place such customary legends on certificates representing this Warrant, as may be reasonably required in the opinion of counsel to the Company to permit a transfer without registration.

SECTION 6.     Certain Adjustments

     (a) If at any time or from time to time the Company shall (i) take a record of the holders of the Common Stock for the purpose of entitling them to receive a dividend payable in, or other distribution of, shares of Common Stock,
(ii) subdivide the outstanding shares of Common Stock into a larger number of shares of Common Stock or (iii) combine the outstanding shares of Common Stock into a smaller number of shares of Common Stock, then the number of shares of Common Stock thereafter issuable upon exercise of this Warrant and the Exercise Price then in effect shall be adjusted so that this Warrant shall be exercisable for the same number of shares that a record holder of the number of shares of Common Stock issuable upon exercise of this Warrant immediately prior to the happening of such event would own or be entitled to receive after the happening of such event and so that the aggregate Exercise Price payable for the purchase of all Warrant Shares pursuant to this Warrant shall remain unchanged. Any adjustments required by this Section 6(a) shall be made whenever and as often as any specified event requiring an adjustment shall occur. If the Company shall take a record of the holders of the Common Stock for the purpose of effecting such distribution, subdivision or combination and shall, thereafter and before such distribution, subdivision, or combination, legally abandon its plan to pay or deliver such distribution or effect such subdivision or combination, then thereafter no adjustment shall be required by reason of the taking of such record and any such adjustment previously made in respect thereof shall be rescinded and annulled.

     (b) If at any time prior to the exercise of this Warrant in full, the Company shall (i) other than pursuant to the exercise or conversion of a Common Stock Equivalent (as hereinafter defined) outstanding as of the date hereof or pursuant to the exercise or conversion of a Common Stock Equivalent with exercise or conversion price which was at the date of issuance of such Common Stock Equivalent set at a price equal or greater than market price of the Common Stock, issue or sell any Common Stock without consideration or for consideration per share (in cash, property or other assets) less than the current market price per share on the date of such issuance or sale as determined pursuant to Section 6(d), (ii) issue or sell a Common Stock Equivalent with an exercise or conversion price which, as of the date of issuance of such Common Stock Equivalent, is less than the then current market price of the Common Stock or
(iii) fix a record date for the issuance of subscription rights, options or warrants to all holders of Common Stock entitling them to subscribe for or purchase Common Stock (or Common Stock Equivalents) at a price (or having an exercise or conversion price per share) less than the then current market price of the Common Stock (as determined pursuant to Section 6(d)) on the record date described below, the Exercise Price shall be adjusted so that the Exercise Price shall equal the price determined by multiplying the Exercise Price in effect immediately prior to the date of such sale or issuance (which date in the event of a distribution to stockholders shall be deemed to be the record date set by the Company to determine stockholders entitled to participate in such distribution) by a fraction, the numerator of which shall be (i) the number of shares of Common Stock outstanding on the date of such sale or issuance, plus (ii) the number of additional shares of Common Stock which the aggregate consideration received by the Company upon such issuance or sale (plus the aggregate of any additional amount to be received by the Company upon the exercise of such subscription rights, options or warrants) would purchase at such current market price per share of the Common Stock and the denominator of which shall be (i) the number of shares of Common Stock outstanding on the date of such issuance or sale, plus
(H) the number of additional shares of Common Stock offered for subscription or purchase (or into which the Common Stock Equivalents so offered are exercisable or convertible). Whenever the Exercise Price payable upon exercise of this Warrant is adjusted pursuant to this Section 6(b), the number of Warrant Shares issuable upon exercise of this Warrant shall simultaneously be adjusted by multiplying the number of Warrant Shares issuable upon exercise of this Warrant by the Exercise Price in effect on the date of such adjustment and dividing the product so obtained by the Exercise Price, as adjusted. Any adjustments required by this Section 6(b) shall be made immediately after such issuance or sale or record date, as the case may be. No duplicative adjustment shall be made in the event of a Common Stock Equivalent requiring an adjustment hereunder and the subsequent exercise or conversion of such Common Stock Equivalents. To the extent that shares of Common Stock (or Common Stock Equivalents) are not delivered in connection with the exercise of such subscription rights, options or warrants, or as result of the expiration or termination thereof, the Exercise Price shall be readjusted to the Exercise Price which would then be in effect had the adjustments made upon the issuance of such rights, options or warrants been made upon the basis of delivery of only the number of shares of Common Stock (or Common Stock Equivalents) actually delivered. In the case of an issue of additional Common Stock or Common Stock Equivalents for cash, the consideration received by the Company therefor, before deducting therefrom any reasonable discount or commission or other reasonable expenses allowed, paid or incurred by the Company for underwriting of, or otherwise in connection with, the issuance thereof, shall be deemed to be the amount received by the Company therefor. In the case of an issue of additional Common Stock or Common Stock Equivalents for consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof as reasonably determined by the Company's Board of Directors. No adjustments to the Exercise Price or the number of Warrant Shares issuable upon exercise of this Warrant shall be made pursuant to this Section 6(b) for (x) any transaction for which adjustment thereto is required to be made pursuant to Section 6(a) hereof, (y) the exercise of Warrants or (2) the conversion, exchange or exercise of any Common Stock Equivalents.

     (c) For purposes of this Section 6, "Common Stock Equivalents" shall mean any options, warrants or other securities or rights convertible into, or exercisable or exchangeable for, shares of Common Stock.

     (d) For the purpose of any computation under this Section 6, the current market price per share of Common Stock at any date shall be deemed to be (i) the closing sale price for the shares of Common Stock as reported on the New York Stock Exchange for the trading day immediately preceding such date, or (ii) if the New York Stock Exchange is not the principal trading market for the shares of Common Stock, the closing sale prices on the principal trading market for the Common Stock for the trading day immediately preceding such date, or (iii) if market value cannot be calculated as of such date on any of the foregoing bases, market price shall be the average fair market value as reasonably determined by an investment banking firm selected by the Company and reasonably acceptable to the holder, with the costs of the appraisal to be borne by the Company. The manner of determining the market price of the Common Stock set forth in the foregoing definition shall apply with respect to any other security in respect of which a determination as to market value must be made hereunder. The term "issue" shall include the sale other disposition of shares held by or on account of the Company or in the treasury of the Company but until so sold or otherwise disposed of such shares shall not be deemed outstanding.

     (e) In the event that at any time, as a result of any adjustment made pursuant to Section 6, the Warrantholder thereafter shall become entitled to receive any shares of the Company other than Common Stock, thereafter the number of such other shares so receivable upon exercise of any Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in
Section 6.

     (f) Liquidating Dividends, Etc. If the Company at any time while Warrants are outstanding and unexpired makes a distribution of its assets (or rights to acquire its assets) to the holders of its Common Stock as a dividend in liquidation or by way of return of capital or stock repurchase or other than as a dividend payable out of earnings or surplus legally available for dividends under applicable law or any distribution to such holders made in respect of the sale of all or substantially all of the Company's assets (other than under the circumstances provided for in the foregoing subsections), the holder of this Warrant shall be entitled to receive upon the exercise hereof, in addition to the shares of Common Stock receivable upon such exercise, and without payment of any consideration other than the Exercise Price, an amount in cash equal to the value of such distribution per share of Common Stock multiplied by the number of shares of Common Stock which, on the record date for such distribution, are issuable upon exercise of this Warrant (with no further adjustment being made following any event which causes a subsequent adjustment in the number of shares of Common Stock issuable upon the exercise hereof), and an appropriate provision therefor should be made as part of any such distribution. The value of a distribution which is paid in other than cash shall be determined in good faith by the Board of Directors.

     (g) No Impairment. The Company will not, by amendment of its Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this

Warrant and in the taking of all such action as may reasonably be requested by the holder of this Warrant in order to protect the exercise privilege of the holder of this Warrant against dilution or other impairment, consistent with the tenor and purpose of this Warrant. Without limiting the generality of the foregoing, the Company (i) will not increase the par value of any shares of Common stock receivable upon the exercise of this Warrant above the Exercise Price then in effect, and (ii) will take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant.

     (h) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Exercise Price pursuant to this Section 6, the Company, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to the Warrantholder a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request at any time of the Warrantholder, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustment and readjustment, (ii) the Exercise Price at the time in effect, and
(iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the exercise of this Warrant.

     (i) Consolidation, Merger or Sale. In case of any consolidation of the Company with, or merger of the Company into any other corporation, or in case of any sale of conveyance of all or substantially all of the assets of the Company other than in connection with a plan of complete liquidation of the Company at any time prior to the exercise of this Warrant, then as a condition of such consolidation, merger or sale or conveyance, adequate provision will be made whereby the holder of this Warrant will have the right to acquire and receive upon exercise of this Warrant in lieu of the shares of Common Stock immediately theretofore acquirable upon the exercise of this Warrant, such shares of stock, securities, cash or assets as were issued or payable with respect to or in exchange for the number of shares of Common Stock immediately thereto acquirable and receivable upon exercise of this Warrant had such consolidation, merger or sale or conveyance not taken place. In any such case, the Company will make appropriate provision to insure that the provisions of this Section 6 hereof will thereafter be applicable as nearly as may be in relation to any shares of stock or securities thereafter deliverable upon the exercise of this Warrant. The Company will not effect any consolidation, merger or sale or conveyance of the Company whereby the resulting entity is not the Company unless prior to or upon the consummation thereof, the successor corporation assumes in writing the Company's obligations under this Warrant, including the obligation to deliver to the Warrantholder such shares of stock or securities as, in accordance with the other provisions hereof, the Warrantholder may be entitled to acquire.

     (j) Certain Events. If, at any time prior to the exercise of the Warrant, any event occurs of the type contemplated by the adjustment provisions of this
Section 6 but not expressly provided for by such provisions, the Company's Board of Directors will make an appropriate adjustment in the Exercise Price and the number of shares of Common Stock acquirable upon exercise of this Warrant so that the rights of the holder shall be neither enhanced nor diminished by such event.

     (k)  Other Notices.  In case at any time:

          (i) the Company shall declare any dividend upon the Common Stock payable in shares of any class or make any other distribution (other than dividends or distributions payable in cash out of retained earnings consistent with the Company's past practices with respect to declaring dividends and making distributions) to the holders of the Common Stock;

          (ii) the Company shall offer for subscription pro rata to the holders of the Common Stock any additional shares of stock of any class or other rights;

          (iii) there shall be any capital reorganization of the Company, or reclassification of the Common Stock, or consolidation or merger of the Company with or into, or sale of all or substantially all of its assets to, another corporation or entity; or

          (iv) there shall be voluntary or involuntary dissolution, liquidation or winding-up of the Company;

then, in such case, the Company shall give to the holder of this Warrant (a) notice of the date on which the books of the Company shall close or a record shall be taken for determining the holders of Common Stock entitled to receive any such dividend, distribution, or subscription rights or for determining the holders of Common Stock entitled to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up and (b) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, notice of the date (or, if not then known, a reasonable estimate thereof by the Company) when the same shall take place. Such notice shall also specify the date on which the holders of Common Stock shall be entitled to receive such dividend, distribution, or subscription rights or to exchange their Common Stock for stock or other securities or property deliverable upon such reorganization, reclassification, consolidation, merger, sale dissolution, liquidation, or winding-up, as the case may be. Such notice shall be given at least 30 days prior to the record date or the date on which the Company's books are closed in respect thereto.

SECTION 7.  Miscellaneous.

     7.1 Entire Agreement. This Warrant constitutes the entire agreement between the Company and the Warrantholder with respect to this Warrant and Warrant Shares.

     7.2 Binding Effects; Benefits. This Warrant shall inure to the benefit of and shall be binding upon the Company and the Warrantholder and their respective heirs, legal representatives, successors and assigns, including any entity succeeding to the Company by merger, consolidation or acquisitions of all or substantially all of the Company's assets. Nothing in this Warrant, expressed or implied, is intended to or shall confer on any person other than the Company, the Warrantholders and holders of Warrant Shares, or their respective heirs, legal representatives, successors or assigns, any rights, remedies, obligations or liabilities under or by reason of this Warrant or the Warrant Shares.

     7.3 Amendments and Waivers. This Warrant may not be modified or amended except by an instrument in writing signed by the Company and the Warrantholder. The Company and the Warrantholder may, by an instrument in writing, waive compliance by the other party with any term or provision of this Warrant on the part of such other party hereto to be performed or complied with. The waiver by any such party of a breach of any term or provision of this Warrant shall not be construed as a waiver of any subsequent breach.

     7.4 Section and Other Headings. The section and other headings contained in this Warrant are for reference purposes only and shall not be deemed to be a part of this Warrant or to affect the meaning or interpretation of this Warrant.

     7.5 Further Assurances. Each of the Company and the Warrantholder shall do and perform all such further acts and things and execute and deliver all such other certificates, instruments and/or documents (including without limitation, such proxies and/or powers of attorney as may be necessary or appropriate) as any party hereto may, at any time and from time to time, reasonably request in connection with the performance of any of the provisions of this Warrant.

     7.6 Notices. All demands, requests, notices and other communications required or permitted to be given under this Warrant shall be in writing and shall be deemed to have been duly given if delivered personally or sent by United States certified or registered first class mail, postage prepaid, to the parties hereto at the following addresses or at such other address as any party hereto shall hereafter specify by notice to the other party hereto:

          (a)  if to the Company, addressed to:

               National Media Corporation
               Suite 1100, 1835 Market Street
               Philadelphia, Pennsylvania 19103
               Attention:   General Counsel

          (b)  if to Warrantholder, address to:

               CoreStates Bank, N.A.
               The Widener Building
               1339 Chestnut Street
               Philadelphia, PA 19107
               Attention: Patricia Barford

     Except as otherwise provided herein, all such demands, requests, notices and other communications shall be deemed to have been received on the date of personal delivery thereof or on the third business day after the mailing thereof.

     7.7 Separability. Any term or provision of this Warrant which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable any other term or provision of this Warrant or affecting the validity or enforceability of any of the terms or provisions of this Warrant in any other jurisdiction.

     7.8 Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. With respect to any fraction of a share called for upon any exercise hereof, the Company shall pay to the Warrantholder an amount in cash equal to such fraction multiplied by the current market price (as determined as of the date of exercise, and with reference to the applicable trading market, in accordance with Section 1.1 (a)(ii)) of a share of such stock as of the date of such exercise.

     7.9 Rights of the Holder. The Warrantholder shall not, solely by virtue of this Warrant, be entitled to any rights of a stockholder of the Company, either at law or in equity.

     7.10 Governing Law. This Warrant shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts made and performed in Delaware.

     7.11 Indemnification and Contribution. In connection with any inclusion by the Company of the Warrant Shares in a registration statement under the Securities Act ("Registration Statement") for the purpose of registering the resale by the Warrantholder of the Warrant Shares (for the purpose, the "Registrable Securities"), the Company and the Warrantholder agree as follows:

          a. To the extent permitted by law, the Company will indemnify, hold harmless and defend (i) the Warrantholder and (ii) the directors, officers, partners, members, employees, agents and each person who controls the Warrantholder within the meaning of Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), if any, (each an "Indemnified Person"), against any joint or several losses, claims, damages, liabilities or expenses, including without limitation, reasonable attorney's fees and expenses (collectively, together with actions, proceedings or inquiries by any regulatory or self-regulatory organization, whether commenced or threatened, in respect thereof, "Claims") to which any of them may become subject insofar as such Claims arise out of or are based upon:
(i) any untrue statement or alleged untrue statement of a material fact in a Registration Statement or the omission or alleged omission to state therein a material fact required to be stated or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus if used prior to the effective date of such Registration Statement, or contained in the final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the United States Securities Exchange Commission ("SEC")) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any other applicable securities law, including, without limitation, any state securities law, or any rule or regulation thereunder relating to the offer or sale of the Registrable Securities (the matters in the foregoing clauses (i) through (iii) being, collectively, "Violations"). Subject to the restrictions set forth below, the Company shall reimburse the Warrantholder and each other Indemnified Person, promptly as such expenses are incurred and are due and payable, for any reasonable legal fees or other reasonable expenses are incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained herein: (i) shall not apply to a Claim arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished to the Company by such Indemnified Person for use in the Registration Statement or any such amendment thereof or supplement thereto; (ii) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld; and (iii) with respect to any preliminary prospectus, shall not inure to the benefit of any Indemnified Person if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected on a timely basis in the prospectus, as then amended or supplemented, and the Indemnified Person was promptly advised in writing not to use the incorrect prospectus prior to the use giving rise to a Violation and such Indemnified person, notwithstanding such advise, used it. The indemnity provided hereunder shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person, and shall survive the exercise, expiration or termination of this Warrant.

          b. The Warrantholder agrees to indemnify, hold harmless and defend, to the same extent and in the same manner set forth in Subsection (a) above, the Company, each of its directors, each of its officers, its employees, agents and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and any other stockholder selling securities pursuant to the Registration Statement or any of its directors or officers or any person who controls such stockholder or underwriter within the meaning of the Securities Act or the Exchange Act (collectively and together with an Indemnified Person, and "Indemnified Party"), against any Claim to which any of them may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such Claim arises out of or is based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and conformity with information furnished to the Company by such Investor for use in connection with such Registration Statement; and, subject to the limitations set forth below, the Warrantholder will reimburse any legal or other expenses (promptly as such expenses are incurred and are due and payable) reasonably incurred by them in connection with investigating or defending any such Claim; provided, however, that the indemnity agreement contained herein shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Warrantholder, which consent shall not be unreasonably withheld; provided, further, however, that the Warrantholder shall be liable under this Agreement for only that amount as does not exceed the net proceeds actually received by the Warrantholder as a result of the sale of the Registrable Securities pursuant to such Registration Statement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Subsection (a) with respect to any preliminary prospectus shall not inure to the benefit of any Indemnified Party if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected on a timely basis in the prospectus, as then amended or supplemented, and the Indemnified Party failed to utilize such corrected prospectus. The indemnity provided hereunder shall survive the exercise, expiration or termination of this Warrant.

          c. Promptly after receipt by an Indemnified Person or Indemnified Party of notice of the commencement of any action (including any governmental action), such Indemnified Person or Indemnified Party shall, if a Claim in respect thereof is to made against any indemnifying party, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnified Person or the Indemnified Party, as the case may be; provided, however, that such indemnifying party shall not be entitled to assume such defense if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Indemnified Person or Indemnified Party and the indemnifying party would be inappropriate due to actual or potential conflicts of interest between such Indemnified Person or Indemnified Party and any other party represented by such counsel in such proceeding or the actual or potential defendants in, or targets of, any such action include both the Indemnified Person or the Indemnified Party and the indemnifying party and any such Indemnified Person or Indemnified Party reasonably determines that there may be legal defenses available to such Indemnified person or Indemnified Party which are different from or in addition to those available to such indemnifying party. The indemnifying party shall pay for only one separate legal counsel for the Indemnified Persons or the Indemnified Parties, as applicable, and such legal counsel shall be selected by the Warrantholder or the Company, as applicable. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person or Indemnified Party, except to the extent that the indemnifying party is actually prejudiced in its ability to defend such action. The indemnification required shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as such expense, loss, damage or liability is incurred and is due and payable.

          d. To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable hereunder to the fullest extent permitted by law; provided, however, that (i) no contribution shall be made under circumstances where the maker would not have been liable for indemnification under the fault standards set forth above, (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 12(f) of the Securities

Act) shall be entitled to contribution from the Warrantholder if the Warrantholder was not guilty of such fraudulent misrepresentation, and (iii) contribution (together with any indemnification or other obligations under this Agreement) by the Warrantholder shall be limited in amount to the net amount of proceeds received from the sale of such Registrable Securities.

     IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer.


                                   NATIONAL MEDIA CORPORATION


                                   By: ___________________________________
                                   Name:
                                   Title:

Dated:

                                  SUBSCRIPTION FORM
                       (To be executed upon exercise of Warrant
                             pursuant to Section 1.1(a))


     The undersigned hereby irrevocably elects to exercise the right of purchase represented by the within Warrant Certificate for, and to purchase thereunder, shares of Common Stock, as provided for therein, and delivers payment in full of the Exercise Price in the amount of $ as follows:

               Cash                               $________
               Certified or Official bank check   $________

     Please issue a certificate or certificates for such Common Stock in the name of, and pay any cash for any fractional share to:

                              Name:     __________________________________
                              Address:  __________________________________
                                        __________________________________
                                        __________________________________

                              Social Security No.:_________________________
                                             (Please Print Name, Address and
                                             Social Security No.)


                              Signature:_________________________________
                                        NOTE:     The above signature should
                                        correspond exactly with the name on the
                                        first page of this Warrant Certificate
                                        or with the name of the assignee
                                        appearing in the assignment form
                                        delivered herewith.


     And if said number of shares shall not be all the shares purchasable under the within Warrant Certificate, a new Warrant Certificate is to be issued in the name of said undersigned for the balance remaining of the shares purchasable thereunder rounded up to the next higher number of shares.

                                  FORM OF ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sells, assigns, and transfers all the rights of the undersigned under the within Warrant, with respect to the number of shares of Common Stock covered thereby set forth hereinbelow, to:

Name of Assignee           Address                   No. of Shares
----------------           -------                   -------------



, and hereby irrevocably constitutes and appoints as agent and attorney-in-fact to transfer said Warrant on the books of the within-named corporation, with full power of substitution in the premises.


Dated: _____________, _____,

In the presence of

__________________________


                              Name: ___________________________

                                   Signature:__________________
                                   Title of Signing Officer or Agent (if any):

                                   Address:_________________________
                                           _________________________
                                           _________________________

                                   Note:     The above signature should
                                   correspond exactly with the name on the face of the within Warrant.


[This assignment is conditioned upon and subject to the terms of the within Warrant regarding assignment, conveyance and transfer]